                                                                 EXHIBIT (16)(a)



                                        CONESTOGA FAMILY OF FUNDS
                                        EXHIBIT 16
                                        TOTAL RETURN
                                        VARIABLE FUNDS
                                        LOAD CALCULATIONS
                                        SPECIAL EQUITY FUND



AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:   2.00%

T = (ERV/P) - 1

WHERE:           T =              TOTAL RETURN

                 ERV = ENDING REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING
                                  OF THE PERIOD.

                 P =              A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

EXAMPLE:

         SINCE INCEPTION:         ( 03/15/94 TO 07/31/94 ):
                                  (    876.9/1,000) - 1 =           -12.31%
         YEAR TO DATE:            ( 01/01/94 TO 07/31/94 ):
                                  (    876.9/1,000) - 1 =           -12.31%
         QUARTERLY:               ( 05/01/94 TO 07/31/94 ):
                                  (    945.2/1,000) - 1 =            -5.48%
         MONTHLY:                 ( 07/01/94 TO 07/31/94 ):
                                  (  1,018.5/1,000) - 1 =             1.85%
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                                        CONESTOGA FAMILY OF FUNDS
                                        EXHIBIT 16
                                        TOTAL RETURN
                                        VARIABLE FUNDS
                                        NO LOAD CALCULATIONS
                                        SPECIAL EQUITY FUND

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:   0.00%

T = (ERV/P) - 1

WHERE:           T =              TOTAL RETURN

                 ERV = ENDING REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD.

                 P =              A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

EXAMPLE:

         SINCE INCEPTION:         ( 03/15/94 TO 07/31/94 ):
                                  (    894.5/1,000) - 1 =           -10.55%
         YEAR TO DATE:            ( 01/01/94 TO 07/31/94 ):
                                  (    894.5/1,000) - 1 =           -10.55%
         QUARTERLY:               ( 05/01/94 TO 07/31/94 ):
                                  (    964.6/1,000) - 1 =            -3.54%
         MONTHLY:                 ( 07/01/94 TO 07/31/94 ):
                                  (  1,039.9/1,000) - 1 =             3.99%
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                                        CONESTOGA FAMILY OF FUNDS
                                        EXHIBIT 16
                                        30-DAY S.E.C. YIELD CALCULATIONS
                                        SPECIAL EQUITY FUND


                                               (a-b)               6
30-Day S.E.C. Yield Quotation   = 2*{[} ----------------------- +1) ]-1} =
                                                (cd)

WHERE            a =      Dividends and interest earned during the period

                 b =      Expenses accrued for the period (net of
                          reimbursements)

                 c = The average daily number of shares outstanding during the period that were entitled to receive dividends

                 d = The maximum offering price (NAV for No Load) per share on the last day of the period


         WITH  2.00% LOAD:


                    (    8,884.57  -  21,838.04  )    6
         =  2 *{[(  ------------------------------ +1) ]-1} =  -1.68%
                    (1,014,663.234 *       9.09  )

WITHOUT  2.00% LOAD:



                    (    8,884.57  -  21,838.04  )    6
         =  2 *{[(  ------------------------------ +1) ]-1} =  -1.71%
                    (1,014,663.234 *       8.91  )


         The performance was computed based on the thirty day period ending July 31, 1994.